                                                                    Exhibit 99.7


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         Pursuant to Section 230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Proxy Statement-Prospectus, which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Landmark Bancshares, Inc. and MNB Bancshares, Inc. with and into Landmark Merger Company, as a person who is expected to become a director of Landmark Merger Company, upon the consummation of such merger. As of the effective time of the Registration Statement, the undersigned will not be a member of the Board of Directors of Landmark Merger Company and will not be required to sign the Registration Statement.

May 23, 2001                                   /s/ Jerry R. Pettle
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                                                 Jerry R. Pettle